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                                                                  EXHIBIT 10.5.2


                              EXTENSION OF OPTION


         This Extension of Option Agreement is entered into as of this 19th day of June, 2000, by and between COLUMBIANA COUNTY PORT AUTHORITY, a body corporate and politic, (the AUTHORITY) and PROBEX CORPORATION, a Colorado corporation, or its assignee (Probex).

         WITNESSETH:

         WHEREAS, the AUTHORITY and PROBEX heretofore entered into that certain Option Purchase Agreement, as finally executed by the parties on July 7, 1999 (copy attached); and,

         WHEREAS, the AUTHORITY is desirous in granting to PROBEX and PROBEX is desirous of obtaining from the AUTHORITY, an extension of the aforesaid described Option to Purchase.

         NOW, THEREFORE, in consideration of the following, the parties do hereby agree as follows:

         (1) The AUTHORITY does hereby extend the Option period for a period of six (6) months from the 1st day of July, 2000, through the 31st day of December, 2000.

         (2) PROBEX shall, on July 1, 2000, pay the sum of Five Thousand Dollars ($5,000) to the AUTHORITY. Said $5,000 payment shall not be credited to PROBEX toward the purchase price, if PROBEX exercises such Option.

         (3) PROBEX shall also on the 1st day of each and every month, commencing July 1, 2000 pay the monthly sum of Ten Thousand Dollars ($10,000) for each month of this Option Extension until such Option is exercised or cancelled by Probex. If said Option is exercised, then all monthly options payments made shall be credited toward the purchase price. If, however, said Option is not exercised, or is cancelled by Probex, then all monthly Option payments made shall remain the sole property of the AUTHORITY.

         (4) Probex shall have the right, exercisable in its sole discretion, to cancel the Option to Purchase upon written notice to the AUTHORITY. Such cancellation shall terminate Probex's obligations to make any future monthly option payments.

         (5) All other terms and conditions of the existing Option to Purchase, as signed by the parties on June 28, 1999, and July 7, 1999, shall continue to remain in full force and effect.



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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be finally executed and delivered as of the effective dates below.

PROBEX:                                THE AUTHORITY:


Probex Corporation,                    Columbiana County Port Authority,
A Colorado corporation                 A body corporate and politic



BY: /s/ MARTIN MACDONALD               BY: /s/ TRACY V. DRAKE
   ------------------------------         ------------------------------

NAME:  MARTIN MacDONALD                NAME:  TRACY V. DRAKE

TITLE: SENIOR VICE PRESIDENT           TITLE: EXECUTIVE DIRECTOR
       OPERATIONS

DATE:  07/07/00                        DATE:  07/17/00
       --------------------------             --------------------------




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